UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2017

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut		06155
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2017, Hartford Holdings, Inc., a Delaware corporation (“Seller”) and a direct wholly owned subsidiary of The Hartford Financial Services Group, Inc. (the “Company”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Hopmeadow Acquisition, Inc. (“Buyer”), Hopmeadow Holdings, LP (“Buyer Parent”) and Hopmeadow Holdings GP LLC (“Buyer Parent GP”) to sell all of the issued and outstanding equity of Hartford Life, Inc. (“HLI”), which, together with HLI’s run-off life and annuity insurance subsidiaries, will comprise the Talcott Resolution business (“Talcott Resolution”) at closing. Buyer, Buyer Parent and Buyer Parent GP are funded by a group of investors (the “Investor Group”) led by Cornell Capital LLC, Atlas Merchant Capital LLC, TRB Advisors LP, Global Atlantic Financial Group, Pine Brook and J. Safra Group. Seller will be a member of the Investor Group as described below.

Total consideration for the sale is $2.05 billion, comprised of $1.443 billion in cash to be paid by Buyer at closing; $300 million in pre-closing cash dividends paid from Talcott Resolution to Seller (the “Specified Dividend”); $143 million of HLI long-term debt that will be included as part of the sale; and equity interests representing 9.7% of the outstanding equity interests of each of Buyer Parent and Buyer Parent GP (the “Equity Interest”) valued at $164 million.

The Company will also retain tax benefits with an estimated GAAP book value of $950 million, which will be available for realization subject to the level and timing of the Company’s taxable income. The GAAP book value of the estimated retained tax benefits and our ability to realize such benefits are based on current tax law and subject to a final determination of the tax basis of the operations sold. The tax benefits are primarily comprised of net operating loss carry forwards (NOLs) as a result of a tax election and alternative minimum tax (AMT) credits. As a result of the tax election, the Company will not recognize the benefit of a tax capital loss on the transaction.

Pursuant to the terms of the Purchase Agreement, the closing of the transaction is subject to the approval by the Connecticut Insurance Commissioner of pre-closing dividends paid from Talcott Resolution between signing and closing (the “Pre-Closing Dividend”) in a minimum amount equal to $200 million. If the Pre-Closing Dividend is $200 million or more, but less than the Specified Dividend of $300 million, then the total consideration will be decreased by an amount equal to one-half of the difference between the Pre-Closing Dividend and the Specified Dividend and the cash portion of the total consideration would be increased by the amount of such reduction. Further, the Purchase Agreement provides that the Equity Interest may be reduced to an amount not less than 5.9%, or $100 million, if Buyer Parent obtains new equity commitments prior to the closing of the transaction. If the Equity Interest is so reduced, then the cash portion of the total consideration would be increased by the value of such reduction.

Prior to the closing of the transaction, the Company’s group benefits and mutual funds subsidiaries, which are currently subsidiaries of HLI, will be transferred from HLI to Seller and will not be part of the transaction. On December 3, 2017, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each direct or indirect Talcott Resolution subsidiaries of HLI (together, the “Cedants”) and Seller entered into a reinsurance binder agreement (the “Binder Agreement”) with Buyer and Commonwealth Annuity and Life Insurance Company (the “Reinsurer”), a subsidiary of Global Atlantic Financial Group providing that on the business day after the closing, the Cedants will enter into reinsurance agreements (the “Reinsurance Agreements”) for a portion of the Talcott Resolution business with the Reinsurer. The Hartford Investment Management Company (“HIMCO”), a direct subsidiary of the Company, will continue to manage a significant majority of Talcott Resolution’s investment assets for an initial 5-year term. HIMCO also will be retained to manage certain assets associated with the Reinsurance Agreements.
The transaction is subject to the satisfaction or waiver of customary closing conditions, including regulatory approvals, and certain other conditions, including that the Binder Agreement remain in effect at closing and approval of the Pre-Closing Dividend in a minimum amount equal to $200 million. The Purchase Agreement and other transaction documents contain customary representations and warranties made by the Company and Seller and certain customary covenants regarding Talcott Resolution, and provide for indemnification, among other things, for breaches of those representations, warranties and covenants.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein. The Company has omitted schedules, exhibits and similar attachments to the Purchase Agreement pursuant to Item 601(b)(2) of Regulation S-K.

The Purchase Agreement contains representations and warranties that the parties made to and solely for the benefit of each other and may be subject to a contractual standard of materiality different from what might be viewed as material to the Company’s shareholders or investors.  The assertions embodied in those representations and warranties are qualified by information disclosed to the applicable parties in connection with signing the Purchase Agreement.  Accordingly, the Company’s shareholders and other investors should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.
On December 4, 2017, the Company issued a press release announcing that Seller and the Company entered into the Purchase Agreement with Buyer, Buyer Parent and Buyer Parent GP. The press release is furnished as Exhibit 99.1 to this Form 8-K. Additional information on the financial impact of the transaction described under Item 1.01 can be found on The Hartford’s website at https://ir.thehartford.com.

The information furnished in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Company estimates that the transaction will result in a GAAP net loss on sale and reduction in shareholders’ equity of approximately $3.2 billion, or $8.79 per diluted share1, to be recorded in fourth quarter 2017. The net loss on sale and reduction in shareholders’ equity reflect the value of the retained tax benefits.  At closing, shareholders’ equity will be further reduced for the amount of accumulated other comprehensive income (AOCI) of the Talcott Resolution business, which was $931 million as of September 30, 2017, or $2.56 of book value per diluted share. Talcott Resolution’s AOCI largely consists of net unrealized gains on investments. The estimated GAAP net loss on sale and the results of operations of Talcott Resolution will be reported as discontinued operations beginning in the fourth quarter of 2017, and continuing through closing. As discontinued operations, the results of operations of Talcott Resolution will be excluded from income from continuing operations and from core earnings, a non-GAAP financial measure, for all periods presented in the Company’s financial statements. The estimated loss on discontinued operations is subject to a final determination of the tax basis of the operations sold. The transaction is anticipated to close in the first half of 2018, subject to regulatory approval and other closing conditions.

Cautionary Statement Regarding Forward-Looking Information.

Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the financial impact of the sale of Talcott Resolution, including, without limitation, the estimated net loss on sale and reduction in book value per diluted share, the value and utilization of tax benefits, and the timing of closing the transaction, and are based on current law, expectations and assumptions. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include risks that the anticipated benefits of the transaction and the GAAP loss resulting from the transaction could differ materially from the description and estimates set forth in this release. In addition, tax reform could materially change the estimated retained tax benefits described above. Additional risks and uncertainties

1Based on diluted shares outstanding as of September 30, 2017 include those discussed in our 2016 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1
Stock and Asset Purchase Agreement, dated December 3, 2017 by and between The Hartford Financial Services Group, Inc., Hartford Holdings, Inc., Hopmeadow Acquisition, Inc., Hopmeadow Holdings, LP and Hopmeadow Holdings GP LLC.*

99.1	Press Release of The Hartford Financial Services Group, Inc. dated December 4, 2017

*The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 4, 2017	By:	/s/ Beth A. Bombara
		Name:	Beth A. Bombara
		Title:	Executive Vice President and Chief Financial Officer